Exhibit 10.8
ASSIGNMENT OF CONTRACT
     THIS ASSIGNMENT OF CONTRACT (the “Assignment”) is made as of the 28th day of December 2006, by Triple Net Properties, LLC, a Virginia limited liability company (“Assignor”) to Apartment REIT Hidden Lakes, LP., a Texas limited partnership (“Assignee”).
RECITALS
     TR Hidden Lake Partners, LTD., a Texas limited partnership (“Seller”) and Assignor entered into that certain Contract of Sale, dated as of May 4, 2006, as amended from time to time (the “Contract”) with respect to certain property known as Hidden Lake Apartments located at 8910 N. Loop 1604 West, San Antonio, Bexar County, Texas, as more particularly described in the Contract. Assignor desires to assign all of its rights, title and interest in and to the Contract to Assignee.
AGREEMENT
     FOR and in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Assignor hereby assigns, transfers, conveys and sets over all of Assignor’s rights, title and interest in and to the Contract to Assignee.
     Assignee, by its execution of this Assignment, hereby assumes all of Assignor’s obligations under the Contract. Notwithstanding such assignment and assumption, Assignor shall continue to be liable under the Contract.
     WITNESS the following signatures:

ASSIGNOR:	Triple Net Properties, LLC, a Virginia limited liability company

	By:	/s/ Richard Hutton

	Name:	Richard Hutton

	Title:	Executive Vice President

ASSIGNEE:	APARTMENT REIT HIDDEN LAKES, LP, a Texas limited partnership

	By:	APARTMENT REIT HIDDEN LAKES GP, LLC, a Delaware limited liability company
	Its:	General Partner

		By:	NNN Apartment REIT Holdings, L.P., a Virginia limited partnership
		Its:	Manager

			By:	NNN Apartment REIT, Inc., a Maryland corporation,
			Its:	General Partner

				By: Name:	/s/ Shannon K S Johnson Shannon K S Johnson
				Title:	Chief Financial Officer